ARROW ELECTRONICS. INC. 9201 E. DRY CREEKROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports Third-Quarter Results
-- Record Third-Quarter Sales, Gross Profit and Earnings per Share --
-- Third-Quarter Earnings per Share Up 17 Percent Year over Year --
CENTENNIAL, Colo.--(BUSINESS WIRE)-Nov. 2, 2017--Arrow Electronics, Inc. (NYSE:ARW) today reported third-quarter 2017 sales of $6.95 billion, an increase of 17 percent from sales of $5.94 billion in the third quarter of 2016. Third-quarter net income of $135 million, or $1.50 per share on a diluted basis, compared with net income of $118 million, or $1.28 per share on a diluted basis, in the third quarter of 2016. Excluding certain items1, net income would have been $163 million, or $1.82 per share on a diluted basis, in the third quarter of 2017, compared with net income of $143 million, or $1.56 per share on a diluted basis, in the third quarter of 2016.
“We are capitalizing on tremendous growth opportunities for the business, and are delivering successful outcomes to both our customers and suppliers. Our ability to provide solutions spanning from sensor to sunset of electronic products’ lifecycles is unmatched in the distribution and the broader technology industries,” said Michael J. Long, chairman, president, and chief executive officer. “Our third straight quarter of record results highlights our leadership position.”
Global components third-quarter sales of $4.86 billion grew 25 percent year over year. Americas components sales grew 24 percent year over year. Asia-Pacific components sales grew 24 percent year over year. Europe components sales grew 25 percent year over year. Sales in the region, as adjusted, grew 19 percent year over year. Global components third-quarter operating income grew 21 percent year over year and grew 20 percent year over year excluding amortization of intangibles expense. “As we expected, we have started to capture leverage on our market share gains as evidenced by our accelerating profit growth,” said Mr. Long.
Global enterprise computing solutions third-quarter sales of $2.09 billion grew 3 percent year over year. Europe enterprise computing solutions sales grew 16 percent year over year. Sales in the region, as adjusted, grew 11 percent year over year. Americas enterprise computing solutions sales declined 2 percent year over year. Global enterprise computing solutions third-quarter operating income declined 1 percent year over year and declined 2 percent year over year excluding amortization of intangibles expense. “Continued growth in our infrastructure software and cloud portfolio along with growth in servers drove sales higher this quarter, and we remain confident in our strategy to return to profitable growth in enterprise computing solutions,” added Mr. Long.
“Third-quarter cash flow from operations was $135 million. We made substantial investments to support our rapid growth this year, and our disciplined approach to working capital management allowed us to start seeing significant cash returns on those investments,” said Chris Stansbury, senior vice president and chief financial officer. “We remain committed to returning excess cash to shareholders. During the third quarter we returned approximately $25 million to shareholders through our stock repurchase program. We had approximately $384 million of remaining authorization under our share repurchase program at the end of the third quarter.”
NINE-MONTH RESULTS
In the first nine months of 2017, sales of $19.18 billion increased 10 percent from sales of $17.38 billion in the first nine months of 2016. Net income for the first nine months of 2017 was $348 million, or $3.87 per share on a diluted basis, compared with net income of $358 million, or $3.87 per share on a diluted basis in the first nine months of 2016. Excluding certain items1, net income would have been $455 million, or $5.06 per share on a diluted basis, in the first nine months of 2017 compared with net income of $428 million, or $4.63 per share on a diluted basis, in the first nine months of 2016.

1 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

GUIDANCE
“As we look to the fourth quarter, we believe that total sales will be between $7.2 billion and $7.6 billion, with global components sales between $4.75 billion and $4.95 billion, and global enterprise computing solutions sales between $2.45 billion and $2.65 billion. As a result of this outlook, we expect earnings per share on a diluted basis, to be in the range of $1.86 to $2.02, and earnings per share on a diluted basis, excluding certain items1, to be in the range of $2.21 to $2.37 per share. Our guidance assumes interest expense will be approximately $44 million. The increase compared to the third quarter is due to slightly higher interest rates on our new long-term borrowings compared to our short-term borrowings, as well as normal, higher intra-quarter borrowings to support our seasonally largest quarter. Our guidance also assumes an average tax rate of 27 to 29 percent and average diluted shares outstanding are expected to be 89 million. We are expecting the average USD-to-Euro exchange rate for the fourth quarter to be approximately $1.18 to €1. At the midpoints of our fourth-quarter guidance ranges, full-year 2017 sales would total approximately $26.58 billion, and would grow 12 percent compared to full-year 2016. Full-year 2017 earnings per share, on a diluted basis, excluding certain items1, would total approximately $7.35 and would grow 11 percent compared to full-year 2016,” said Mr. Stansbury.
Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.
Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 125,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 465 locations serving over 90 countries.
Information Relating to Forward-Looking Statements
This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2016.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales, income, or expense on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company's operating results for businesses acquired, including the amortization expense related to acquired intangible assets, as if the acquisitions had occurred at the beginning of the earliest period presented (referred to as "impact of acquisitions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted to exclude identifiable intangible amortization, restructuring, integration, and other charges, and certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), and financing activities. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.
The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.
The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016

Sales	$6,953,740	$5,936,092	$19,178,638	$17,382,370
Cost of sales	6,110,382	5,162,930	16,751,427	15,061,519
Gross profit	843,358	773,162	2,427,211	2,320,851
Operating expenses:
Selling, general, and administrative expenses	552,896	510,017	1,600,762	1,534,534
Depreciation and amortization	38,574	40,194	113,096	121,516
Restructuring, integration, and other charges	15,896	24,267	55,817	61,161
	607,366	574,478	1,769,675	1,717,211
Operating income	235,992	198,684	657,536	603,640
Equity in earnings of affiliated companies	1,216	1,311	2,865	5,394
Loss on investment, net	15,000	—	14,250	—
Loss on extinguishment of debt	786	—	59,545	—
Interest and other financing expense, net	39,748	37,229	120,179	111,828
Income before income taxes	181,674	162,766	466,427	497,206
Provision for income taxes	46,199	44,931	114,998	137,441
Consolidated net income	135,475	117,835	351,429	359,765
Noncontrolling interests	845	108	3,352	1,533
Net income attributable to shareholders	$134,630	$117,727	$348,077	$358,232

Net income per share:
Basic	$1.52	$1.29	$3.92	$3.92
Diluted	$1.50	$1.28	$3.87	$3.87

Weighted-average shares outstanding:
Basic	88,453	90,937	88,870	91,412
Diluted	89,540	91,938	89,936	92,487

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$584,339	$534,320
Accounts receivable, net	7,070,629	6,746,687
Inventories	3,168,769	2,855,645
Other current assets	215,431	180,069
Total current assets	11,039,168	10,316,721
Property, plant, and equipment, at cost:
Land	12,852	23,456
Buildings and improvements	158,865	175,141
Machinery and equipment	1,306,891	1,297,657
	1,478,608	1,496,254
Less: Accumulated depreciation and amortization	(663,229)	(739,955)
Property, plant, and equipment, net	815,379	756,299
Investments in affiliated companies	86,626	88,401
Intangible assets, net	307,385	336,882
Goodwill	2,470,576	2,392,220
Other assets	337,832	315,843
Total assets	$15,056,966	$14,206,366
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$5,799,723	$5,774,151
Accrued expenses	799,066	821,244
Short-term borrowings, including current portion of long-term debt	380,208	93,827
Total current liabilities	6,978,997	6,689,222
Long-term debt	2,802,960	2,696,334
Other liabilities	349,717	355,190
Commitments and contingencies (Note L)
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2017 and 2016
Issued - 125,424 shares in both 2017 and 2016	125,424	125,424
Capital in excess of par value	1,107,125	1,112,114
Treasury stock (37,463 and 36,511 shares in 2017 and 2016, respectively), at cost	(1,739,473)	(1,637,476)
Retained earnings	5,545,307	5,197,230
Accumulated other comprehensive loss	(159,315)	(383,854)
Total shareholders' equity	4,879,068	4,413,438
Noncontrolling interests	46,224	52,182
Total equity	4,925,292	4,465,620
Total liabilities and equity	$15,056,966	$14,206,366

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	September 30, 2017	October 1, 2016
Cash flows from operating activities:
Consolidated net income	$135,475	$117,835
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	38,574	40,194
Amortization of stock-based compensation	8,910	10,508
Equity in earnings of affiliated companies	(1,216)	(1,311)
Loss on extinguishment of debt	786	—
Deferred income taxes	1,437	2,522
Loss on investments, net	14,250	—
Other	2,207	1,510
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(457,037)	(193,791)
Inventories	(105,875)	(95,184)
Accounts payable	487,904	93,313
Accrued expenses	48,291	11,826
Other assets and liabilities	(38,817)	38,199
Net cash provided by operating activities	134,889	25,621

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(1,094)	(23,473)
Acquisition of property, plant, and equipment	(47,691)	(38,005)
Other	533	—
Net cash used for investing activities	(48,252)	(61,478)

Cash flows from financing activities:
Change in short-term and other borrowings	(54,697)	(35,670)
Proceeds from (repayments of) long-term bank borrowings, net	(324,584)	87,000
Proceeds from note offerings, net	492,519	—
Redemption of notes	2,214	—
Proceeds from exercise of stock options	726	1,842
Repurchases of common stock	(25,462)	(120,345)
Other	(675)	(1,183)
Net cash provided by (used for) financing activities	90,041	(68,356)
Effect of exchange rate changes on cash	(12,257)	(7,143)
Net increase (decrease) in cash and cash equivalents	164,421	(111,356)
Cash and cash equivalents at beginning of period	419,918	495,771
Cash and cash equivalents at end of period	$584,339	$384,415

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2017	October 1, 2016
Cash flows from operating activities:
Consolidated net income	$351,429	$359,765
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	113,096	121,516
Amortization of stock-based compensation	30,301	29,783
Equity in earnings of affiliated companies	(2,865)	(5,394)
Loss on extinguishment of debt	59,545	—
Deferred income taxes	13,262	30,191
Loss on investments, net	14,250	—
Other	7,415	4,464
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(59,084)	335,455
Inventories	(255,820)	(117,674)
Accounts payable	(113,804)	(513,365)
Accrued expenses	(41,810)	(102,915)
Other assets and liabilities	(114,136)	(1,121)
Net cash provided by operating activities	1,779	140,705

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(3,628)	(68,946)
Acquisition of property, plant, and equipment	(149,597)	(126,341)
Proceeds from sale of property, plant, and equipment	24,433	—
Other	(2,467)	(12,000)
Net cash used for investing activities	(131,259)	(207,287)

Cash flows from financing activities:
Change in short-term and other borrowings	(14,423)	31,941
Proceeds from (repayments of) long-term bank borrowings, net	(82,766)	320,000
Proceeds from note offerings, net	987,144	—
Redemption of notes	(555,886)	—
Proceeds from exercise of stock options	21,423	16,686
Repurchases of common stock	(149,125)	(167,178)
Purchase of shares from noncontrolling interest	(23,350)	—
Other	(1,620)	(3,000)
Net cash provided by financing activities	181,397	198,449
Effect of exchange rate changes on cash	(1,898)	(20,542)
Net increase in cash and cash equivalents	50,019	111,325
Cash and cash equivalents at beginning of period	534,320	273,090
Cash and cash equivalents at end of period	$584,339	$384,415

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	September 30, 2017	October 1, 2016	% Change

Consolidated sales, as reported	$6,953,740	$5,936,092	17.1%
Impact of changes in foreign currencies	—	82,751
Impact of acquisitions	—	1,387
Consolidated sales, as adjusted	$6,953,740	$6,020,230	15.5%

Global components sales, as reported	$4,864,361	$3,904,447	24.6%
Impact of changes in foreign currencies	—	55,516
Impact of acquisitions	—	1,387
Global components sales, as adjusted	$4,864,361	$3,961,350	22.8%

Europe components sales, as reported	$1,262,048	$1,008,135	25.2%
Impact of changes in foreign currencies	—	48,533
Impact of acquisitions	—	—
Europe components sales, as adjusted	$1,262,048	$1,056,668	19.4%

Asia components sales, as reported	$1,785,541	$1,436,316	24.3%
Impact of changes in foreign currencies	—	6,497
Impact of acquisitions	—	—
Asia components sales, as adjusted	$1,785,541	$1,442,813	23.8%

Global ECS sales, as reported	$2,089,379	$2,031,645	2.8%
Impact of changes in foreign currencies	—	27,235
Impact of acquisitions	—	—
Global ECS sales, as adjusted	$2,089,379	$2,058,880	1.5%

Europe ECS sales, as reported	$624,393	$539,932	15.6%
Impact of changes in foreign currencies	—	21,589
Impact of acquisitions	—	—
Europe ECS sales, as adjusted	$624,393	$561,521	11.2%

Americas ECS sales, as reported	$1,464,986	$1,491,713	(1.8)%
Impact of changes in foreign currencies	—	5,646
Impact of acquisitions	—	—
Americas ECS sales, as adjusted	$1,464,986	$1,497,359	(2.2)%

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Nine Months Ended
	September 30, 2017	October 1, 2016	% Change

Consolidated sales, as reported	$19,178,638	$17,382,370	10.3%
Impact of changes in foreign currencies	—	(47,238)
Impact of acquisitions	—	48,148
Consolidated sales, as adjusted	$19,178,638	$17,383,280	10.3%

Global components sales, as reported	$13,385,514	$11,413,348	17.3%
Impact of changes in foreign currencies	—	(13,155)
Impact of acquisitions	—	9,711
Global components sales, as adjusted	$13,385,514	$11,409,904	17.3%

Europe components sales, as reported	$3,572,720	$3,123,258	14.4%
Impact of changes in foreign currencies	—	(29,236)
Impact of acquisitions	—	—
Europe components sales, as adjusted	$3,572,720	$3,094,022	15.5%

Asia components sales, as reported	$4,732,236	$3,912,613	20.9%
Impact of changes in foreign currencies	—	14,100
Impact of acquisitions	—	—
Asia components sales, as adjusted	$4,732,236	$3,926,713	20.5%

Global ECS sales, as reported	$5,793,124	$5,969,022	(2.9)%
Impact of changes in foreign currencies	—	(34,082)
Impact of acquisitions	—	38,437
Global ECS sales, as adjusted	$5,793,124	$5,973,377	(3.0)%

Europe ECS sales, as reported	$1,833,611	$1,867,715	(1.8)%
Impact of changes in foreign currencies	—	(44,291)
Impact of acquisitions	—	—
Europe ECS sales, as adjusted	$1,833,611	$1,823,424	0.6%

Americas ECS sales, as reported	$3,959,513	$4,101,307	(3.5)%
Impact of changes in foreign currencies	—	10,209
Impact of acquisitions	—	38,437
Americas ECS sales, as adjusted	$3,959,513	$4,149,953	(4.6)%

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended September 30, 2017
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$235,992	$12,645	$15,896	$—	$264,533
Income before income taxes	181,674	12,645	15,896	15,786	226,001
Provision for income taxes	46,199	4,474	5,319	6,089	62,081
Consolidated net income	135,475	8,171	10,577	9,697	163,920
Noncontrolling interests	845	146	—	—	991
Net income attributable to shareholders	$134,630	$8,025	$10,577	$9,697	$162,929
Net income per diluted share	1.50	0.09	0.12	0.11	1.82
Effective tax rate	25.4%				27.5%

Three months ended October 1, 2016
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other	Non-GAAP measure
Operating income	198,684	13,893	24,267	—	236,844
Income before income taxes	162,766	13,893	24,267	—	200,926
Provision for income taxes	44,931	4,959	7,439	—	57,329
Consolidated net income	117,835	8,934	16,828	—	143,597
Noncontrolling interests	108	347	—	—	455
Net income attributable to shareholders	$117,727	8,587	16,828	—	143,142
Net income per diluted share**	1.28	0.09	0.18	—	1.56
Effective tax rate	27.6%				28.5%

Nine months ended September 30, 2017
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$657,536	37,909	55,817	—	751,262
Income before income taxes	466,427	37,909	55,817	73,795	633,948
Provision for income taxes	114,998	13,423	17,892	28,466	174,779
Consolidated net income	351,429	24,486	37,925	45,329	459,169
Noncontrolling interests	3,352	554	—	—	3,906
Net income attributable to shareholders	$348,077	23,932	37,925	45,329	455,263
Net income per diluted share	3.87	0.27	0.42	0.50	5.06
Effective tax rate	24.7%				27.6%

Nine months ended October 1, 2016
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other	Non-GAAP measure
Operating income	$603,640	41,252	61,161	—	706,053
Income before income taxes	497,206	41,252	61,161	—	599,619
Provision for income taxes	137,441	12,357	19,242	—	169,040
Consolidated net income	359,765	28,895	41,919	—	430,579
Noncontrolling interests	1,533	940	—	—	2,473
Net income attributable to shareholders	$358,232	27,955	41,919	—	428,106
Net income per diluted share**	3.87	0.30	0.45	—	4.63
Effective tax rate	27.6%				28.2%

* Other includes loss on extinguishment of debt and loss on investment.
**The sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Sales:
Global components	$4,864,361	$3,904,447	$13,385,514	$11,413,348
Global ECS	2,089,379	2,031,645	5,793,124	5,969,022
Consolidated	$6,953,740	$5,936,092	$19,178,638	$17,382,370
Operating income (loss):
Global components	$212,993	$175,507	$583,690	$524,662
Global ECS	94,797	96,181	282,379	283,792
Corporate (a)	(71,798)	(73,004)	(208,533)	(204,814)
Consolidated	$235,992	$198,684	$657,536	$603,640

(a)
Includes restructuring, integration, and other charges of $15.9 million and $55.8 million for the third quarter and first nine months of 2017, and $24.3 million and $61.2 million for the third quarter and first nine months of 2016, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Global components operating income, as reported	$212,993	$175,507	$583,690	$524,662
Intangible assets amortization expense	6,984	7,679	21,210	24,124
Global components operating income, as adjusted	$219,977	$183,186	$604,900	$548,786
Global ECS operating income, as reported	$94,797	$96,181	$282,379	$283,792
Intangible assets amortization expense	5,661	6,214	16,699	17,128
Global ECS operating income, as adjusted	$100,458	$102,395	$299,078	$300,920

Contact:            Steven O’Brien,
Vice President, Investor Relations
303-824-4544

Media Contact:        John Hourigan,
Vice President, Global Communications
303-824-4586